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                                   As filed pursuant to Rule 424(b)(5) under the
                                                          Securities Act of 1933
                                                     Registration No. 333-103821

SUPPLEMENT TO

PROSPECTUS SUPPLEMENT DATED AUGUST 25, 2003

(TO PROSPECTUS DATED JUNE 24, 2003)

                                  $301,892,100
                                 (APPROXIMATE)

                                  CWMBS, INC.
                                   DEPOSITOR

                         [COUNTRYWIDE HOME LOANS LOGO]
                                     SELLER

                      COUNTRYWIDE HOME LOANS SERVICING LP
                                MASTER SERVICER

                    CHL MORTGAGE PASS-THROUGH TRUST 2003-48
                                     ISSUER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-48
                            ------------------------

     This Supplement revises the Prospectus Supplement dated August 25, 2003 to the Prospectus dated June 24, 2003 with respect to the above captioned series of certificates.

     Notwithstanding the priorities set forth in the second bullet point under "Description of the Certificates -- Principal -- Senior Principal Distribution Amount" on page S-51 of the Prospectus Supplement, the Principal Amount for loan group 2 shall be distributed concurrently to the following classes of certificates: (x) 82.2176157379%, sequentially, to the Class 2-A-1 and Class 2-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero, and (y) 17.7823842621% to the Class 2-A-3 Certificates, until its Class Certificate Balance is reduced to zero.

                          (RBS GREENWICH CAPITAL LOGO)

                The date of this Supplement is August 28, 2003.